Exhibit 10.10

SilverBox Securities LLC 511 River Street E, Box 2420, Ketchum ID 83340

August 8, 2024

SilverBox Corp IV

1250 S. Capital of Texas Highway

Building 2, Suite 285

Austin, TX 78746

Attention:  Stephen Kadenacy, Chief Executive Officer

Re:            Amendment to Advisory Services Agreement

Dear Steve:

Reference is made to that certain Advisory Services Agreement, dated as of June 17, 2024 (“Advisory Services Agreement”), between SilverBox Corp IV, a Cayman Islands exempted company (“Client”), and SilverBox Securities LLC (“SilverBox Securities”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Advisory Services Agreement.

The parties hereby desire to amend the certain provisions of the Advisory Services Agreement as set forth in this letter agreement (this “Amendment”).

1.       Amendment. Paragraph 1 of the Advisory Services Agreement is hereby amended and restated in its entirety as follows:

1.       Fee. As compensation for services provided under the Engagement, Client shall pay SilverBox Securities a transaction fee (the “Transaction Fee”) equal to (i) $170,000, based on the total gross proceeds raised in the Transaction, excluding any amount of proceeds raised in connection with the exercise of the over-allotment option (or, if the over-allotment option is exercised, $170,000, less an amount equal to the product of (x) the number of units purchased pursuant to the exercise of the over-allotment option and (y) $0.005), which shall be payable by Client to SilverBox Securities as described below upon the successful completion of the initial public offering (the “Transaction”) of the securities of the Client (the “Securities”), and (ii) the sum of (x) $2,030,000, plus, if the over-allotment option is exercised, an amount equal to the product of (x) the number of units purchased pursuant to the exercise of the over-allotment option and (y) $0.115, which shall be payable by Client to SilverBox Securities as described below upon the successful closing of the initial Business Combination. If Client or SilverBox Securities terminates this Agreement pursuant to paragraph 2 below prior to the pricing of the securities sold in the Transaction, Client shall not be responsible for payment of the Transaction Fee. Client will use its reasonable best efforts to (a) cause payment to SilverBox Securities of the Transaction Fee as an expense to be reimbursed by the underwriters of the Transaction against the fees earned by such underwriters for the Transaction, and (b) enter into a written agreement with Client requiring such underwriters to reimburse Client for the Transaction Fee. The fees described in this paragraph 1 are compensation for the Engagement, which consists of work directly related to the Transaction.

2.       No Further Amendment. The Parties agree that, except as provided herein, all other provisions of the Advisory Services Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment forms an integral and inseparable part of the Advisory Services Agreement.

SilverBox Corp IV

August 8, 2024

3.        References.

(a)       All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Advisory Services Agreement shall refer to the Advisory Services Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Advisory Services Agreement (as amended hereby) and references in the Advisory Services Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to June 17, 2024.

4.       Amendments. This Amendment may be amended or modified in whole or in part only by a duly authorized agreement in writing in the same manner as this Amendment, which makes reference to this Amendment and which shall be executed by all parties hereto.

[Signature Page Follows]

SilverBox Corp IV

August 8, 2024

Please confirm that the foregoing is in accordance with your understanding by signing in the space provided below and returning to us a duplicate of this Agreement.

Yours sincerely,

SilverBox Securities LLC

By:	/s/ Joseph Reece
Name:	Joseph Reece
Title:	Chief Executive Officer

Accepted and agreed to as of the date first written above:

SilverBox Corp IV

By:	/s/ Stephen Kadenacy
Name:	Stephen Kadenacy
Title:	Chief Executive Officer